UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 21, 2019
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSBF	The Nasdaq Stock Market, LLC

MSB FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 21, 2019, the Company held its annual meeting of stockholders at which the following items were voted on.

(1)	Election of Directors

Nominee	For	Withheld	Broker Non-Votes

For a Term to Expire in 2021
Michael A. Shriner	2,523,520	304,341	2,185,391

For a Term to Expire in 2022
Robert C. Andersen	2,437,359	388,223	2,185,391
W. Scott Gallaway	2,433,665	391,917	2,185,391
Robert D. Vollers	2,447,415	378,167	2,185,391

There were no abstentions in the election of directors.

(2)	Ratification of appointment of Crowe LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019.

For	Against	Abstain

4,716,389	176,963	120,900

There were no broker non-votes on the ratification of auditors.

(3)	Approval of an advisory (nonbinding) proposal regarding executive compensation.

For	Against	Abstain	Broker Non-Votes

2,381,746	423,503	23,612	2,185,391

(4)	Approval of an advisory proposal regarding the frequency with which shareholders should vote on executive compensation.

Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes

1,190,019	204,604	1,425,330	8,908	2,185,391

In light of the results of the voting on this proposal, the Board of Directors has approved holding the advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.

Date:	May 22, 2019	By:	/s/ Michael A. Shriner
Michael A. Shriner
President and Chief Executive Officer
(Duly Authorized Officer)